Exhibit 10.1

CONFIDENTIAL

MASTER CONSENT

This Master Consent (this “Agreement”) is entered into as of July 13, 2022 by and among (i) Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), (ii) Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”), and (iii) Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”). GSK, Theravance Biopharma and the Purchaser are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, in 2014, Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation (“Innoviva”), separated Theravance Biopharma into a separate and independent, publicly traded company from Innoviva (the “Separation”) through a pro rata dividend of Theravance Biopharma ordinary shares to Innoviva stockholders, and in connection with the Separation, Innoviva assigned to Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”), (i) that certain Strategic Alliance Agreement, dated as of March 30, 2004, as amended on September 13, 2004, February 11, 2005, February 8, 2006, February 27, 2006, February 27, 2009, June 22, 2009, July 16, 2010, October 3, 2011 and March 3, 2014, by and between Innoviva and GSK (as amended, the “Strategic Alliance Agreement”), and (ii) certain of its rights and obligations under that certain Collaboration Agreement, dated as of November 14, 2002, as amended on April 11, 2006 (the “First Amendment”) and March 3, 2014 (the “Second Amendment”), by and between Innoviva and GSK (as amended, the “Collaboration Agreement”);

WHEREAS, in connection with the Separation, (i) Innoviva, Theravance Biopharma and GSK entered into (A) that certain Master Agreement, dated as of March 3, 2014 (the “Master Agreement”) and (B) the Second Amendment, and (ii) pursuant to that certain Limited Liability Company Agreement of TRC (as amended, the “TRC LLC Agreement”), Theravance Biopharma and Innoviva became holders of all of the equity interests in TRC through which each of Theravance Biopharma and Innoviva indirectly hold an economic interest in certain programs and products under the Collaboration Agreement;

WHEREAS, (i) Theravance Biopharma, together with its affiliates, wishes to transfer all of its equity interests in TRC to the Purchaser pursuant to that certain Equity Purchase and Funding Agreement, dated as of the date hereof (including the schedules and exhibits thereto, the “EPA”), by and between Theravance Biopharma and the Purchaser, and (ii) Innoviva, together with its subsidiaries, wishes to transfer all of its equity interests in TRC to the Purchaser pursuant to that certain Equity Purchase Agreement, dated as of the date hereof, by and among Innoviva TRC Holdings LLC, the Purchaser and Innoviva (including the schedules and exhibits thereto, the “Innoviva EPA”);

WHEREAS, in connection with the transactions contemplated by the Innoviva EPA and the EPA, (i) Innoviva, TRC and GSK desire to amend and clarify certain rights and obligations between them with respect to the Collaboration Agreement; (ii) the Parties desire to amend the TRC LLC Agreement in the forms attached hereto as Exhibit A-1 and A-2; (iii) TRC and GSK desire to terminate the Strategic Alliance Agreement in the form attached hereto as Exhibit B; (iv) Innoviva, Theravance Biopharma and GSK desire to terminate the Master Agreement in the form attached hereto as Exhibit C; (v) Innoviva and GSK desire to terminate that certain Amended and Restated Governance Agreement, dated as of June 4, 2004, as amended on April 25, 2007 and November 29, 2010 (the “Governance Agreement”); (vi) GSK and Theravance Biopharma desire to amend that certain Extension Agreement, dated as of March 3, 2014, by and between Theravance Biopharma and GSK (the “Extension Agreement”); and (vii) the Purchaser and Theravance Biopharma desire to obtain GSK’s consent and agreement to the transactions contemplated by the EPA and the Innoviva EPA and to related matters, as set forth herein;

WHEREAS, concurrently with the execution of this Agreement, (i) Theravance Biopharma, GSK and Innoviva have entered into that certain Termination Agreement and Release attached hereto as Exhibit C and (ii) Theravance Biopharma has executed that certain consent attached hereto as Exhibit D;

WHEREAS, immediately following the Innoviva Closing (as defined below), TRC (which shall, at such time, be wholly owned by the Purchaser) shall accede to and become a party to this Agreement by executing the Accession Agreement attached hereto as Exhibit E (the “Accession Agreement”); and

WHEREAS, each of the Parties has had an opportunity to review and consider the matters contemplated herein, including the exhibits attached hereto, and is willing to provide its agreement and consent, as applicable, on the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not defined shall have the meaning given to them in the EPA. In addition, the following definitions shall apply:

a.	“Assigned Collaboration Product” shall have the meaning ascribed to such term in the TRC LLC Agreement attached as Exhibit E to the EPA.

b.	“Confidential Information” means any information comprised within the reports delivered to the Purchaser under Section 6.4.2 of the Collaboration Agreement together with any other report that GSK delivers to the Purchaser relating to estimated and actual historical product net sales of and payments relating to Assigned Collaboration Products (collectively, the “Periodic Financial Information”), including but not limited to, all notes, papers, documents, reports, e-mail, memoranda, oral communications and all other data or information in whatever form, disclosed by GSK and/or its affiliates to the Purchaser and/or its affiliates containing information compromised within the Periodic Financial Information, and the other information contemplated by Section 5.8 of and Schedule 5.11 to the EPA.

c.	“Retained Product” shall have the meaning ascribed to such term in the TRC LLC Agreement attached as Exhibit E to the EPA.

2.	GSK Consents.

a.	GSK hereby consents to (i) subject to the terms of the releases set forth in Exhibits B and C of this Agreement, which by their terms are effective upon the Closing, effective as of immediately prior to, but subject to the occurrence of, the closing of the transactions contemplated by the Innoviva EPA (the “Innoviva Closing”), the assignment to the Purchaser by Innoviva and its subsidiaries of all the Class A Units and Class C Units (as each term is defined in the TRC LLC Agreement) of TRC held by Innoviva and its subsidiaries pursuant to the Innoviva EPA, (ii) subject to the terms of the releases set forth in Exhibits B and C to this Agreement, the rights, preferences, privileges and covenants granted under the Innoviva EPA by and among the parties thereto, in the form in which it exists as of the date hereof (and specifically excluding any subsequent consents or waivers (other than by GSK)), (iii) subject to the terms of the releases set forth in Exhibits B and C of this Agreement, which by their terms are effective upon the Closing, effective as of immediately prior to, but subject to the occurrence of, the closing of the transactions contemplated by the EPA (the “Closing”), the assignment to the Purchaser by Theravance Biopharma and its subsidiaries of all the Class B Units (as defined in the TRC LLC Agreement) and Class C Units of TRC held by Theravance Biopharma and its subsidiaries pursuant to the EPA (collectively, all Class A Units, Class B Units and Class C Units of TRC, the “Units”) and (iv) subject to the terms of the releases set forth in Exhibits B and C to this Agreement, the rights, preferences, privileges and covenants granted under Sections 2.1(i), 5.2, 5.8, 5.11 and 9.1 and Schedules 5.8 and 5.11 of the EPA by and among the parties thereto, in the form in which such sections and schedules of the EPA exist as of the date hereof (and specifically excluding any subsequent consents or waivers (other than by GSK) with respect to those sections or schedules or having the effect of an amendment of or waiver to such sections or schedules).

b.	From and after the date hereof, without GSK’s prior written consent (not to be unreasonably withheld, conditioned or delayed), each of Purchaser and Theravance Biopharma shall not, and each shall cause its respective Affiliates not to, directly or indirectly, waive, amend, revise or modify, or grant any consent under or with respect to, or take any other action or inaction having the effect of any of the foregoing, the EPA to the extent such waiver, amendment, revision, modification, consent, action or inaction relates to an Assigned Collaboration Product and would reasonably be expected to adversely affect GSK in any material respect.

c.	GSK hereby agrees that the Purchaser and/or TRC may disclose to Theravance Biopharma, as and to the extent contemplated in the EPA, the Confidential Information provided by GSK to TRC and/or Purchaser pursuant to the Collaboration Agreement (provided that Theravance Biopharma agrees to be bound by the confidentiality provisions set forth in the Collaboration Agreement and Section 9 of this Agreement with respect to such Confidential Information, except as provided herein).

d.	GSK hereby agrees that, from and after the Closing (and irrespective of whether the Innoviva Closing occurs), GSK shall not have the right to terminate the Collaboration Agreement with respect to any Assigned Collaboration Product as a result of any breach by Innoviva of its obligations under the Collaboration Agreement related to any Retained Product.

e.	Subject in all respects to the releases set forth in Exhibits B and C to this Agreement, except as expressly set forth in the amendment to the Collaboration Agreement attached hereto as Annex A to Exhibit D, Purchaser, Theravance Biopharma and GSK each acknowledge and agree that the transactions contemplated by the EPA shall not affect the rights and obligations of Innoviva and GSK under the Collaboration Agreement with respect to the Retained Products.

f.	GSK, Theravance Biopharma and the Purchaser each acknowledge and agree, that, from and after the Closing and notwithstanding Section 14.2 of the Collaboration Agreement, (i) a breach by GSK or Innoviva of its obligations under the Collaboration Agreement with respect to any Retained Product shall not affect TRC’s rights under the Collaboration Agreement with respect to any Assigned Collaboration Product, and (ii) a breach by GSK or TRC of its obligations under the Collaboration Agreement with respect to any Assigned Collaboration Product shall not affect Innoviva’s or GSK’s rights under the Collaboration Agreement with respect to the Retained Products.

g.	The Purchaser shall notify GSK in writing (with email being sufficient) upon consummation of the Closing.

3.	Other Consents and Amendments.

a.	Each of Theravance Biopharma and GSK hereby consents to the amendments to the TRC LLC Agreement in the forms attached hereto as Exhibit A-1 (which such amendment shall be effective upon the Closing, irrespective of whether the Innoviva Closing occurs) and Exhibit A-2 (which such amendment shall be effective upon the Innoviva Closing). The Purchaser shall deliver to each of the Parties a duly executed copy of the amendments to the TRC LLC Agreement attached hereto as Exhibit A-1 and Exhibit A-2 immediately following the Closing and the Innoviva Closing, respectively.

b.	Effective upon the Closing (irrespective of whether the Innoviva Closing occurs), GSK and Theravance Biopharma hereby agree that Section 4 of the Extension Agreement shall terminate and be of no further force or effect.

c.	During the Outer Years Period (as defined in the EPA), Theravance Biopharma, the Purchaser and GSK acknowledge and agree that the Collaboration Agreement as it relates to the Assigned Collaboration Products shall be enforced against GSK solely as contemplated by Schedule 5.11 of the EPA and the Purchaser hereby agrees that it shall not have an ability to exercise any right under the Collaboration Agreement, including to trigger an audit or to bring any claim to enforce the Collaboration Agreement as it relates to the Assigned Collaboration Products against GSK, except as directed by Theravance Biopharma pursuant to Schedule 5.11 of the EPA. For clarity, during the Outer Years Period, Purchaser hereby agrees that it shall not have a right to trigger an audit pursuant to Section 6.10 of the Collaboration Agreement, except as directed by Theravance Biopharma pursuant to Section 4(b) of Schedule 5.11 of the EPA.

d.	Upon the written request of either Theravance Biopharma or the Purchaser to substitute Theravance Biopharma for the Purchaser as “manager” of TRC, effective as of the Outer Years Commencement Date, Theravance Biopharma and Purchaser shall, in good faith, cooperate, propose and consider revisions to the TRC LLC Agreement, amendments to the EPA or the entry into such other agreement(s) to effect such substitution. Thereafter, each of the Parties shall, in good faith, cooperate and consider any revisions to the TRC LLC Agreement, amendments to the EPA or the entry into such other agreements as proposed in good faith by GSK to effect such substitution. If the Parties mutually agree to revisions to the TRC LLC Agreement, amendments to the EPA or the entry into such other agreements to effect such substitution, each of the Parties shall execute and deliver to the other Parties all such documents and agreements.

e.	Except as expressly set forth herein (including the exhibits and attachments hereto) and in the Extension Agreement (as amended by this Agreement), the Collaboration Agreement (as amended by the Third Amendment thereto) remains in full force and effect in accordance its terms, and the consent set forth herein shall not operate as a consent to, waiver of or estoppel with respect to any subsequent or other matter thereunder. The Purchaser hereby agrees that, following the Innoviva Closing and subject to the terms and conditions of the Theravance EPA, the Purchaser shall be fully liable for all obligations of TRC under the Collaboration Agreement (as amended by the Third Amendment thereto) and, without limiting the foregoing, fully, unconditionally and irrevocably guarantees the performance of all such obligations by TRC.

f.	If Theravance Biopharma has not received a Net Sales Report for the quarter ended June 30, 2022 from Innoviva or TRC before or at the Closing, the Purchaser shall provide (or shall cause an Affiliate to provide) such Net Sales Report to Theravance Biopharma within ten (10) Business Days following receipt of such Net Sales Report and any documentation of adjustments to Net Sales, including pursuant to an audit or otherwise.

4.	Amendments to LLC Agreement. Without GSK’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its affiliates not to, directly or indirectly, waive, amend, revise or modify, or grant any consent under or with respect to, or take any other action or inaction having the effect of any of the foregoing, the TRC LLC Agreement. For the avoidance of doubt, the admissions of new members to TRC in connection with a Transfer (as defined in the TRC LLC Agreement) (which for the avoidance of doubt includes the redomestication of a Member) permitted by and in compliance with the provisions of the TRC LLC Agreement and this Agreement shall not require GSK’s consent.

5.	Transfer of Membership Interests. Notwithstanding the provisions of Section 12.1 of the TRC LLC Agreement, and without limiting Section 2(a) hereof, from and after the Closing (irrespective of whether the Innoviva Closing occurs), the Purchaser may not directly or indirectly Transfer all or any portion of its Interests (as defined in the TRC LLC Agreement) with respect to the Class A Units, Class B Units or Class C Units (the “TRC Equity”) without the prior written consent of GSK; provided, that without the prior written consent of GSK, Purchaser (or any subsequent permitted holder of the TRC Equity) may Transfer the ownership of all of its then-owned TRC Equity to Royalty Pharma plc (or its permitted successors or assigns) or to any entity that is directly or indirectly a wholly-owned subsidiary of Royalty Pharma plc (or its permitted successors or assigns); provided, further, that Purchaser and its affiliates may also pledge, mortgage, hypothecate or encumber such TRC Equity with GSK’s prior written consent (not to be unreasonably withheld, conditioned or delayed). In addition, without the prior written consent of GSK, TRC shall not, except for the Units authorized in accordance with Sections 3.1 and 3.2 of the TRC LLC Agreement and Section 6 of this Agreement, issue, sell, deliver or transfer any Units or any other interests of any kind in TRC or any options, warrants, rights, calls, claims or other commitments (contingent or otherwise), conversion rights, rights of exchange or any other interests exchangeable for, convertible into or evidencing a right to subscribe for or purchase any Units. In addition, unless GSK provides prior written consent, the Purchaser shall ensure that, following the Closing, Royalty Pharma PLC (or any successor-in-interest thereto) retains direct or indirect beneficial ownership of 100% of the TRC Equity (excluding, during the period between the Closing and the Innoviva Closing, any Class A Units or Class C Units held by Innoviva or its Affiliates as of the date hereof). Any attempted Transfer, sale, issuance or delivery in violation of this Section 5 will be void ab initio and be deemed a breach of this Agreement. Notwithstanding anything to the contrary in this Section 5, nothing in this Section 5 shall limit or otherwise derogate from the obligations of the Purchaser or TRC under Section 5.8(b) and 9.1 of the EPA and clause 7 of Schedule 5.8 to the EPA.

6.	Dissolution of LLC. Without the prior written consent of GSK (not to be unreasonably withheld, conditioned or delayed), from and after the Closing (irrespective of whether the Innoviva Closing occurs), neither Purchaser nor any of its affiliates, in their capacities as holders of Units or otherwise, shall voluntarily dissolve, liquidate, cancel, wind-up or otherwise terminate TRC or, following the Innoviva Closing, cause or permit any distribution or other Transfer of any assets or rights (other than cash) or obligations from or out of TRC.

7.	Indirect Actions. Each Party hereto agrees that it shall not seek to indirectly accomplish that which it is not permitted to accomplish directly under this Agreement, and any such attempted circumvention will be void ab initio and be deemed a breach of this Agreement.

8.	Agreed Covenants and Transfer Limitations.

a.	GSK hereby agrees that the Purchaser and/or TRC may grant in favor of Theravance Biopharma the covenants set forth on Exhibit F hereto (the “TRC Pre-Agreed Covenants”).

b.	Following the Closing (and irrespective of whether the Innoviva Closing occurs), the grant of covenants set forth on Exhibit G hereto (the “Theravance Pre-Agreed Covenants”) with respect to any monetization of the Outer Years Royalty by Theravance Biopharma or its permitted transferees, successors and permitted assigns (as applicable) shall not constitute a violation of the Collaboration Agreement or this Agreement. Notwithstanding the foregoing, Theravance Biopharma agrees that, as a condition to the granting of any such Theravance Pre-Agreed Covenants, Theravance Biopharma shall obtain a certification from the original third party recipient of such Theravance Pre-Agreed Covenants that it is not a Restricted Party.

c.	A “Restricted Party” means any of Almirall, AstraZeneca, Boehringer Ingelheim, Chiesi, AbbVie, Merck, Mylan, Novartis, Sandoz, Teva and any other pharmaceutical or biotechnology company with a product either being developed or commercialized for the treatment of respiratory disease, and their respective Restricted Party Affiliates (as defined below).

d.	A “Restricted Party Affiliate” with respect to any person means any other person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such person for so long as such control exists, where “control” means the decision-making authority as to such other person and, further, where such control shall be presumed to exist where such other person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

e.	The Parties expressly agree that no inference shall be drawn as to whether any other grant of any covenants constitutes an assignment under the Collaboration Agreement or a “Transfer” under this Agreement, the Collaboration Agreement or the TRC LLC Agreement from the fact of the agreements with respect to the grant of the Theravance Pre-Agreed Covenants or the TRC Pre-Agreed Covenants. Without limiting the foregoing, GSK agrees that the Purchaser, Theravance Biopharma and TRC may seek GSK’s consent that granting covenants other than the Theravance Pre-Agreed Covenants or the TRC Pre-Agreed Covenants under this Agreement would not violate the Collaboration Agreement and, provided that any such grant of covenants is subject to the conditions with respect to Restricted Parties set forth in this Section 5, GSK will not unreasonably withhold, condition or delay such consent.

9.	Confidentiality.

a.	Effective upon the Closing, following its receipt of the Confidential Information from GSK, in accordance with the terms and conditions of the EPA, the Purchaser agrees to provide, and is allowed by GSK hereunder to provide, a copy of such Confidential Information to the Theravance Biopharma Chief Financial Officer (or her/his management level designated employee in the Theravance Biopharma Finance Department). The Purchaser will ensure that all Confidential Information provided to Theravance Biopharma is clearly labeled as “CONFIDENTIAL.”

b.	Theravance Biopharma shall not disclose, cause or permit to be disclosed the Confidential Information to any third party or parties, subject to the exceptions contained in Sections 9(c) through 9(e) herein, without the prior written consent of both GSK and the Purchaser. Once any statement is approved for public disclosure by GSK and the Purchaser or information is otherwise made public in accordance with Section 9(d), any of the Parties may make a subsequent public disclosure of the contents of such statement or such information without further approval of any other Party.

c.	Confidential Information may only be disclosed by Theravance Biopharma to its employees, directors, officers, external legal counsel and external accountants (collectively, the “Representatives”) who need to know the Confidential Information to enable Theravance Biopharma to prepare its periodic financial statements and related reports in a timely manner and to enforce its rights under this Agreement and/or the EPA; provided, that those to whom Confidential Information is disclosed shall be under obligations of confidentiality at least as restrictive as those of this Agreement. Theravance Biopharma agrees to enforce the confidentiality terms and provisions of this Agreement as to any of its Representatives who receives Confidential Information, and to be liable for breach of confidentiality obligations by any of its Representatives. The Purchaser will not have any responsibility or liability for any breach of this Section 9 by Theravance Biopharma or any breach by any of Theravance Biopharma’s Representatives of their respective confidentiality obligations.

d.	Notwithstanding anything to the contrary contained herein, the recipient of Confidential Information disclosed hereunder shall be under no duty to maintain the confidentiality of any such Confidential Information which recipient can demonstrate with competent evidence:

i.	At the time of disclosure is within the public domain;

ii.	After disclosure becomes a part of the public domain through no fault, act or failure to act, error, effort or breach of this Agreement by the recipient;

iii.	Is known to the recipient (without restriction on possessing and disclosing such Confidential Information) at the time of disclosure;

iv.	Is discovered by the recipient independently of any disclosure by the disclosing party; or

v.	Is obtained from a third party who to the recipient’s actual knowledge has no restriction on possessing and disclosing such Confidential Information.

e.	If Theravance Biopharma or the Purchaser is expressly ordered by any federal or state agency, court or other body to disclose Confidential Information to such federal or state agency, court or other body, such Party may make such disclosure; provided, however, that, to the extent legally permissible and reasonably practicable, such Party shall notify the other Parties so as to provide or afford any other Party the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant.

f.	The term of the confidentiality obligations in this Section 9 begin on the date hereof and remain in effect indefinitely unless the Parties agree otherwise in writing.

g.	This Section 9 grants no copyright, trademark, trade secret, patent or other intellectual property rights or licenses, express or implied, to any Party.

10.	Accession. The Purchaser shall cause TRC to deliver to each of the Parties a duly executed copy of the Accession Agreement immediately following the Innoviva Closing.

11.	Termination Date. This Agreement shall automatically terminate and have no further force or effect without any action by any of the Parties if the EPA shall have been terminated and the Closing shall not have occurred.

12.	Entire Agreement. This Agreement and the exhibits hereto, together with the Collaboration Agreement, the EPA, the Master Agreement, that certain Confidentiality Agreement, dated as of February 22, 2018, by and among GSK, Innoviva and Theravance Biopharma, and that certain letter agreement, dated as of April 11, 2022, by and between GSK and the Purchaser, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. References in this Agreement to other agreements or documents shall refer to such agreements or documents as they may be amended as permitted hereby or by the EPA. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed, by all of the Parties.

13.	Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary. The Parties hereby irrevocably and unconditionally consent to the sole and exclusive jurisdiction of, and waive any objection to the laying of venue in, the U.S. federal and state court in the State of Delaware (collectively, the “Chosen Courts”) for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in a Chosen Court.

14.	Remedies. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and, in addition to all other remedies that a Party may have at law or in equity and without limiting any of the foregoing, each Party shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such breach and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. In addition, each Party to this Agreement is entering into this Agreement solely on its own behalf. Each such Party shall solely be severally liable for any breaches of this Agreement by such Party and in no event shall any Party be liable for breaches of this Agreement by any other Party hereto. Notwithstanding the foregoing, from and after the Innoviva Closing, the Purchaser and TRC shall be jointly and severally liable for any breaches of this Agreement by the Purchaser or TRC.

15.	Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require any Party to violate any applicable laws, rules or regulations.

16.	Assignment; Binding Effect. This Agreement may not be assigned by any Party without the prior written consent of the other Parties to this Agreement; provided, however, that any Party may assign this Agreement, in whole or in part, to any of its affiliates to which any portion of the Collaboration Agreement is assigned in compliance with the Collaboration Agreement if such Party guarantees the performance of this Agreement by such affiliate; provided, further, that any Party may assign this Agreement to a successor to all or substantially all of the assets of such Party whether by merger, sale of stock, sale of assets or other similar transaction. This Agreement shall be binding on and, subject to the foregoing sentence, inure to the benefit of the Parties and their respective permitted transferees, successors, permitted assigns and legal representatives.

17.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above by their duly authorized representatives for good and valuable consideration.

GLAXO GROUP LIMITED

By:	/s/ Marcus Dowding

Name:	Marcus Dowding

Title:	Authorised Signatory of Edinburgh Pharmaceutical Industries Limited, Director

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham

Name:	Rick E Winningham

Title:	Chief Executive Officer

Royalty Pharma Investments 2019 ICAV

By:	/s/ George Lloyd

Name:	George Lloyd

Title:	EVP, Investments & General Counsel

[Signature Page to Master Consent]

Exhibit A-1

AMENDMENT NO. 1

TO

Limited liability Company Agreement

OF

THERAVANCE RESPIRATORY COMPANY, LLC

This Amendment No. 1 (this “Amendment”) to the Limited Liability Company Agreement of Theravance Respiratory Company, LLC, a Delaware limited liability company (the “Company”), dated as of May 31, 2014 (as modified or otherwise supplemented from time to time prior to the date hereof, the “Agreement”) is made as of [•], 2022 by and among the Company, Innoviva TRC Holdings LLC (the “Managing Member”) and Royalty Pharma Investments 2019 ICAV (“Royalty Pharma”).

RECITALS

WHEREAS, the Managing Member is the holder of all outstanding Class A Units of the Company;

WHEREAS, pursuant to the transactions executed under that certain Equity Purchase and Funding Agreement, dated as of July 13, 2022, by and between Theravance Biopharma, Inc. and Royalty Pharma, Royalty Pharma is now the holder of a majority of the Class B and Class C Units of the Company; and

WHEREAS, pursuant to Section 15.1 of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

I.	AMENDMENTS TO AGREEMENT

1.1	Definitions. Unless otherwise indicated herein, words and terms which are defined in the Agreement shall have the same meaning where used in this Section I.

1.2	Section 1.1. The definitions of “Defined Covenants”, “Restricted Party” and “Restricted Party Affiliates” are hereby deleted in their entirety and the definition of “Transfer” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“‘Transfer’ shall mean transfer, sell, mortgage, pledge, assign or otherwise dispose of, either directly or indirectly, by operation of law or otherwise.”

1.3	Section 15.1(f). Section 15.1(f) of the Agreement is hereby deleted in its entirety.

1.4	Exhibit A. Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

Class	Contact Information	Units
Class A Member
Innoviva TRC Holdings, LLC	1350 Old Bayshore Hwy, Suite 400 Burlingame, CA 94010 Attention: Pavel Raifeld Email: pavel.raifeld@INVA.com	750
Class B Member
Royalty Pharma Investments 2019 ICAV	110 E. 59th Street, Suite 3300 New York, New York 10022 Attention: George Lloyd Email: glloyd@royaltypharma.com	2,125
Class C Members
Royalty Pharma Investments 2019 ICAV	110 E. 59th Street, Suite 3300 New York, New York 10022 Attention: George Lloyd Email: glloyd@royaltypharma.com	6,375
Innoviva TRC Holdings, LLC	1350 Old Bayshore Hwy, Suite 400 Burlingame, CA 94010 Attention: Pavel Raifeld Email: pavel.raifeld@INVA.com	750
Total		10,000

II.	MISCELLANEOUS

2.1	Continued Validity of the Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

2.2	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

2.3	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or other electronic transmission.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, undersigned have executed this Amendment as of the date first above written.

MEMBERS:

INNOVIVA TRC HOLDINGS LLC

By:	Innoviva, Inc. (its managing member)

By:
Name:
Title:

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By:	RP Management, LLC, its Manager and lawfully appointed attorney

By:
Name:	George Lloyd
Title:	EVP & General Counsel

[Signature Page to Amendment No. 1 to the Limited Liability Company Agreement]

The undersigned hereby consent to this Amendment:

Theravance Biopharma, Inc.

By:
Name:
Title:

Theravance Biopharma US HOLDINGS, Inc.

By:
Name:
Title:

TRIPLE ROYALTY SUB II LLC

By:
Name:
Title:

Exhibit A-2

AMENDMENT NO. 2

TO

Limited liability Company Agreement

OF

THERAVANCE RESPIRATORY COMPANY, LLC

This Amendment No. 2 (this “Amendment”) to the Limited Liability Company Agreement of Theravance Respiratory Company, LLC, a Delaware limited liability company (the “Company”), dated as of May 31, 2014 (as modified or otherwise supplemented from time to time prior to the date hereof, the “Agreement”) is made as of [•], 2022 by and among the Company and Royalty Pharma Investments 2019 ICAV (the “Sole Member”).

RECITALS

WHEREAS, the Sole Member is the holder of all outstanding Units of the Company; and

WHEREAS, pursuant to Section 15.1 of the Agreement, the Sole Member desires to amend the Agreement as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	AMENDMENTS TO AGREEMENT

1.1	Definitions. Unless otherwise indicated herein, words and terms which are defined in the Agreement shall have the same meaning given to such term therein.

1.2	Section 1.1.

(a)	The definition of “Capital Account” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Capital Account” shall have the meaning ascribed to it in Article IX.

(b)	The definition of “Carrying Value” in Section 1.1 of the Agreement is hereby deleted in its entirety.

(c)	The term “Estimated Tax Period” in Section 1.1 of the Agreement is deleted.

(d)	The definition of “Net Income” and “Net Loss” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Net Income” and “Net Loss” means the net income and net loss of the Company.

(e)	The following definition is hereby added in the proper alphabetical place in Section 1.1 of the Agreement:

“Sole Member” means Royalty Pharma Investments 2019 ICAV.

1.3	Section 3.2. The final sentence in Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Each Member holding Units shall have (a) the right to share in the gross income and gains and losses, deductions and expenses of the LLC as provided in Article IX hereof, (b) a right to the Capital Account maintained for such Member according to Article IX hereof, (c) the right to receive distributions from the LLC as provided in this Agreement, and (d) such other relative rights, powers and duties as are set forth in this Agreement.”

1.4 Section 5.1. Section 5.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Appointment of the Manager. The Manager shall be appointed by a Majority in Interest of the Class A Members and, unless otherwise consented to in writing by GSK, must be RP Management, LLC or one of its Affiliates. The Manager as of [•], 2022 shall be as set forth on Exhibit B. Any Manager may be removed at any time by a Majority in Interest of the Class A Members, provided that they simultaneously appoint a successor Manager. Upon appointment of any Manager, the Manager shall execute and deliver to the LLC a counterpart of this Agreement, which execution and delivery shall evidence such Manager’s express agreement to be a party to, and be bound by, this Agreement. When the Majority in Interest of the Class A Members act as Manager since no Person is then appointed as Manager pursuant to this Section 5.1, the other holders of Class A Units agree to be bound by the actions of the Majority in Interest of the Class A Members.”

1.5	Section 5.3(a)(v). Section 5.3(a)(v) of the Agreement is hereby amended and restated in its entirety as follows:

“Copies of financial statements of the LLC for the seven (7) most recent years. For the avoidance of doubt, the financial statements of the LLC shall at a minimum include a balance sheet, statement of operations (including, without limitation, the income, gains, losses, deductions and expenses of the LLC for the applicable accounting period) and cash flow statement.”

1.6	Section 7.1(f). Section 7.1(f) of the Agreement is hereby amended by deleting the word “initial”, and inserting the phrase “as of [•], 2022” after the phrase “of the LLC”.

1.7	Section 8.4. Section 8.4 of the Agreement is hereby deleted.

1.8	Section 8.5. Section 8.5 of the Agreement is hereby deleted.

1.9	Article IX. Article IX of the Agreement is hereby amended and restated in its entirety as follows:

“Article IX (Capital Accounts and Allocations of Profit and Loss)

A capital account (the “Capital Account”) shall be established and maintained for the Sole Member, which shall be credited with the Sole Member’s Capital Contributions to the LLC. All gross income and gains realized during each Accounting Period shall be credited, and all losses, deductions and expenses incurred during each Accounting Period shall be debited to the Capital Account of the Sole Member. The Sole Member shall be, therefore, entitled to the profits of the LLC as they arise.”

1.10 Article XI. Article XI of the Agreement is hereby amended and restated in its entirety as follows:

“To the extent cash is available, distributions of all of the excess of income and gains over losses, deductions and expenses allocated in accordance with Article IX with respect to any Accounting Period will be made by the LLC at such time within [●]1 days following the end of such Accounting Period.”

1.11 Section 11.2. Section 11.2 of the Agreement is deleted.

1.12 Section 12.5. Section 12.5 of the Agreement is deleted.

1.13 Section 12.10. Section 12.10 of the Agreement is hereby deleted in its entirety.

1.14 Section 15.13. Section 15.13 of the Agreement is deleted.

1.15 Section 15.14. Section 15.14 of the Agreement is hereby amended and restated in its entirety as follows:

“It is the intent of the Sole Member that the Company is to be disregarded as an entity separate from its owner for U.S. federal income tax purposes. The Company’s books of account shall be maintained on a basis consistent with such treatment.”

1.16 Section 15.16. Section 15.16 of the Agreement is hereby amended and restated in its entirety as follows:

“No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise except that GSK shall be a third party beneficiary of, and is entitled to enforce its consent right under, Section 5.1(b). Notwithstanding the foregoing, any Person that is entitled to be indemnified by the LLC pursuant to Section 13.1 shall be entitled to enforce its right to indemnification therein.”

1 NTD: To be confirmed.

1.17 Exhibit A. Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

Class	Contact Information	Units
Class A Member
Royalty Pharma Investments 2019 ICAV	110 E. 59th Street, Suite 3300 New York, New York 10022 Attention: George Lloyd Email: glloyd@royaltypharma.com	750
Class B Member
Royalty Pharma Investments 2019 ICAV	110 E. 59th Street, Suite 3300 New York, New York 10022 Attention: George Lloyd Email: glloyd@royaltypharma.com	2,125
Class C Member
Royalty Pharma Investments 2019 ICAV	110 E. 59th Street, Suite 3300 New York, New York 10022 Attention: George Lloyd Email: glloyd@royaltypharma.com	7,125
Total		10,000

1.18 Exhibit B. Exhibit B of the Agreement is hereby amended and restated in its entirety as follows:

“Manager.

RP Management, LLC

Officer.

Pablo Legoretta, Chief Executive Officer and President

Terry Coyne, Chief Financial Officer, Treasurer and Secretary

George Lloyd, EVP & General Counsel”

2.	MISCELLANEOUS

2.1	Continued Validity of the Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the Sole Member.

2.2	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

2.3	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or other electronic transmission.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, undersigned has executed this Amendment as of the date first above written.

SOLE MEMBER:

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By:	RP Management, LLC, its Manager and lawfully appointed attorney

By:
Name:	George Lloyd
Title:	EVP & General Counsel

Exhibit B

Termination Agreement and Release

(Strategic Alliance)

This TERMINATION AGREEMENT AND RELEASE, dated as of July 13, 2022 (this “Agreement”), is entered into by Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), and Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”). GSK and TRC are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, in 2014, Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation (“Innoviva”) separated Theravance Biopharma, Inc. (“Theravance Biopharma”) into a separate and independent, publicly traded company from Innoviva (the “Separation”) through a pro rata dividend of Theravance Biopharma ordinary shares to Innoviva stockholders, and in connection with the Separation, Innoviva assigned to TRC that certain Strategic Alliance Agreement, dated as of March 30, 2004, as amended on September 13, 2004, February 11, 2005, February 8, 2006, February 27, 2006, February 27, 2009, June 22, 2009, July 16, 2010, October 3, 2011 and March 3, 2014, by and between Innoviva and GSK (as amended, the “Strategic Alliance Agreement”);

WHEREAS, (i) Theravance Biopharma, together with its affiliates, wish to transfer all of their respective equity interests in TRC to Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”), pursuant to that certain Equity Purchase and Funding Agreement, dated as of the date hereof (including the schedules and exhibits thereto, the “Theravance EPA”), by and between Theravance Biopharma and the Purchaser (the closing of the transactions contemplated by the Theravance EPA, the “Closing”), and (ii) Innoviva, together with its affiliates, wish to transfer all of their respective equity interests in TRC to the Purchaser pursuant to that certain Equity Purchase Agreement, dated as of the date hereof (including the schedules and exhibits thereto, the “Innoviva EPA”, and, together with the Theravance EPA, the “EPAs”), by and among Innoviva TRC Holdings LLC, the Purchaser and Innoviva (the closing of the transactions contemplated by the Innoviva EPA, the “Innoviva Closing”); and

WHEREAS, in connection with the transactions contemplated by the EPAs, TRC and GSK desire to terminate the Strategic Alliance Agreement, subject to the terms and conditions set forth herein, and release each other from certain claims.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.	Termination. GSK and TRC hereby terminate the Strategic Alliance Agreement effective upon the Closing (irrespective of whether the Innoviva Closing occurs).

2.	Release. Effective (a) with respect to the Initial Released Claims (as defined below), upon the Closing (and irrespective of whether the Innoviva Closing occurs), and (b) with respect to the Subsequent Released Claims (as defined below), upon the Innoviva Closing (provided that the Innoviva Closing occurs within three (3) business days of the Closing), each Party, on behalf of itself and each of its affiliates and subsidiaries (collectively, the “Releasing Parties”), hereby unconditionally and forever releases, waives and discharges all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims, whether known or Unknown Claims, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, and whether arising in law, equity or otherwise (collectively, “Causes of Action”) that could have been, or may be, asserted by or on behalf of such Releasing Party against any other Party and its affiliates or subsidiaries and the respective current and former officers, managers, affiliates, subsidiaries, partners, directors, employees, agents, members, shareholders, securities holders, note holders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons) of such other parties and the affiliates and subsidiaries thereof, together with their respective successors and assigns, each solely in its capacity as such (collectively, the “Released Parties”), to the extent based on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising (i) prior to the Closing (the “Initial Released Claims”), or (ii) prior to the Innoviva Closing (the “Subsequent Released Claims”), and, in each case (i) and (ii), relating to the Strategic Alliance Agreement ((i) and (ii) collectively, the “Released Claims”).

“Unknown Claims” means claims which the Releasing Parties do not know or suspect to exist in their favor at the time of the release of the Released Parties, including any such claims which, if known by them might have affected their release of the Released Parties, or might have affected their decision(s) with respect to this Agreement. With respect to any and all Released Claims, the Releasing Parties stipulate and agree that they expressly waive, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally, and forever waive, compromise, settle, discharge, extinguish and release fully, finally, and forever, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories, or authorities. The Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is an essential element of this Agreement of which this release is a part.

3.	Termination Date. This Agreement shall automatically terminate and have no further force or effect without any action by any of the Parties if the Theravance EPA shall have been terminated and the Closing shall not have occurred.

4.	No Admission of Wrongdoing. Neither by offering to make, nor by making, this Agreement, do any of the Parties admit any failure of performance, wrongdoing, or violation of law. Neither this Agreement nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

5.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject hereof. References in this Agreement to other agreements or documents shall refer to such agreements or documents as they may be amended. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, by all of the Parties and by Theravance Biopharma.

6.	Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary. The Parties hereby irrevocably and unconditionally consent to the sole and exclusive jurisdiction of, and waive any objection to the laying of venue in, the U.S. federal and state court in the State of Delaware (collectively, the “Chosen Courts”) for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in a Chosen Court.

7.	Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require any Party to violate any applicable laws, rules or regulations.

8.	Third-Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Released Parties are express third-party beneficiaries of the releases of such Released Parties and covenants not to sue such Released Parties contained in Section 2 of this Agreement and are entitled to enforce rights under such section to the same extent that such Released Parties could enforce such rights if they were a party to this Agreement. In addition, each Party acknowledges and agrees that Theravance Biopharma is an express third-party beneficiary to this Agreement and is entitled to enforce rights under this Agreement to the same extent that Theravance Biopharma could enforce such rights if it were a party to this Agreement. Except as provided in the preceding two sentences, there are no third-party beneficiaries to this Agreement.

9.	Assignment; Binding Effect. This Agreement may not be assigned by either Party without the prior written consent of the other Party to this Agreement; provided, however, that any Party may assign this Agreement to a successor to all or substantially all of the assets of such Party whether by merger, sale of stock, sale of assets or other similar transaction. This Agreement shall be binding on and, subject to the foregoing sentence, inure to the benefit of the Parties and their respective permitted transferees, successors, permitted assigns and legal representatives.

10.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above by their duly authorized representatives for good and valuable consideration.

GLAXO GROUP LIMITED

By:	/s/ Marcus Dowding

Name:	Marcus Dowding

Title:	Authorised Signatory of Edinburgh Pharmaceutical Industries Limited, Director

THERAVANCE RESPIRATORY COMPANY, LLC

By:	/s/ Pavel Raifeld

Name:	Pavel Raifeld

Title:	Chief Executive Officer

Exhibit C

Termination Agreement and Release

(Master Agreement)

This TERMINATION AGREEMENT AND RELEASE, dated as of July 13, 2022 (this “Agreement”), is entered into by Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”), and Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation (“Innoviva”). GSK, Theravance Biopharma and Innoviva are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, (i) Theravance Biopharma, together with its affiliates, wish to transfer all of their respective equity interests in Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”), to Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”), pursuant to that certain Equity Purchase and Funding Agreement, dated as of the date hereof (including the schedules and exhibits thereto, the “Theravance EPA”), by and between Theravance Biopharma and the Purchaser (the closing of the transactions contemplated by the Theravance EPA, the “Closing”), and (ii) Innoviva, together with its affiliates, wish to transfer all of their respective equity interests in TRC to the Purchaser pursuant to that certain Equity Purchase Agreement, dated as of the date hereof (including the schedules and exhibits thereto, the “Innoviva EPA”, and together with the Theravance EPA, the “EPAs”), by and among Innoviva TRC Holdings LLC, the Purchaser and Innoviva (the closing of the transactions contemplated by the Innoviva EPA, the “Innoviva Closing”); and

WHEREAS, in connection with the transactions contemplated by the EPAs, Innoviva, Theravance Biopharma and GSK desire to terminate that certain Master Agreement, among the Parties, dated as of March 3, 2014 (the “Master Agreement”), and that certain Confidentiality Agreement, dated as of February 22, 2018, by and among GSK, Innoviva and Theravance Biopharma (the “Prior CDA”), subject to the terms and conditions set forth herein, and release each other from certain claims.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.	Termination. GSK, Theravance Biopharma and Innoviva hereby terminate the Master Agreement and the Prior CDA, in each case effective upon the Closing (irrespective of whether the Innoviva Closing occurs). Notwithstanding the foregoing, the termination of the Master Agreement shall not affect the consent provided in Section 3.2 of the Master Agreement, which shall survive such termination and remain full force and effect in accordance with terms therein.

2.	Release. Effective (x) with respect to the Theravance Initial Released Claims (as defined below), upon the Closing (and irrespective of whether the Innoviva Closing occurs), and (y) with respect to the Theravance Subsequent Released Claims (as defined below), upon the Innoviva Closing (provided the Innoviva Closing occurs within three (3) business days of the Closing), each of Theravance Biopharma and GSK, on behalf of itself and each of its affiliates and subsidiaries (collectively, the “Theravance Biopharma/GSK Releasing Parties”), hereby unconditionally and forever releases, waives and discharges all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims, whether known or Unknown Claims, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, and whether arising in law, equity or otherwise (collectively, “Causes of Action”) that could have been, or may be, asserted by or on behalf of such Theravance Biopharma/GSK Releasing Party against the other Theravance Biopharma/GSK Releasing Party and its affiliates or subsidiaries and the respective current and former officers, managers, affiliates, subsidiaries, partners, directors, employees, agents, members, shareholders, securities holders, note holders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons) of such other parties and the affiliates and subsidiaries thereof, together with their respective successors and assigns, each solely in its capacity as such (collectively, the “Theravance Biopharma/GSK Released Parties”), to the extent, in each case, based on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising prior to (i) the Closing (the “Theravance Initial Released Claims”), or (ii) the Innoviva Closing (the “Theravance Subsequent Released Claims”), and, in each case (i) and (ii), relating to (a) that certain Collaboration Agreement, dated as of November 14, 2002, as amended on April 11, 2006 and March 3, 2014, by and between Innoviva and GSK (the “Collaboration Agreement”), (b) the Master Agreement, (c) that certain Extension Agreement, dated as of March 3, 2014, by and between Theravance Biopharma and GSK (the “Extension Agreement”), and (d) the EPAs, in each case including any and all related or ancillary agreements, certificates or documents ((i) and (ii) collectively, the “Theravance Released Claims”). Notwithstanding the foregoing and anything contrary set forth herein, nothing in this Agreement shall constitute a termination of the Collaboration Agreement, the Extension Agreement or the EPAs, in each case including any and all related or ancillary agreements, certificates or documents, nor a waiver, release, discharge or termination of any right to receive royalties payable by GSK (and related matters) following the Closing, and nothing herein shall limit or affect in any manner GSK’s ownership, intellectual property and control rights with respect to the Collaboration Products (as defined in the Collaboration Agreement) under the Collaboration Agreement.

Effective (x) with respect to the Innoviva Initial Released Claims (as defined below), upon the Closing (and irrespective of whether the Innoviva Closing occurs), and (y) with respect to the Innoviva Subsequent Released Claims (as defined below), upon the Innoviva Closing (provided the Innoviva Closing occurs within three (3) business days of the Closing), each of Innoviva and GSK, on behalf of itself and each of its affiliates and subsidiaries (collectively, the “Innoviva/GSK Releasing Parties”, and together with the Theravance Biopharma/GSK Releasing Parties, the “Releasing Parties”), hereby unconditionally and forever releases, waives and discharges all Causes of Action that could have been, or may be, asserted by or on behalf of such Innoviva/GSK Releasing Party against the other Innoviva/GSK Releasing Party and its affiliates or subsidiaries and the respective current and former officers, managers, affiliates, subsidiaries, partners, directors, employees, agents, members, shareholders, securities holders, note holders, advisors and professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons) of such other parties and the affiliates and subsidiaries thereof, together with their respective successors and assigns, each solely in its capacity as such (collectively, the “Innoviva/GSK Released Parties”, and together with the Theravance Biopharma/GSK Released Parties, the “Released Parties”), to the extent, in each case, based on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising prior to (i) the Closing (the “Innoviva Initial Released Claims”), or (ii) the Innoviva Closing (the “Innoviva Subsequent Released Claims”), and, in each case (i) and (ii), relating to (a) the Collaboration Agreement, (b) the Master Agreement, (c) the Extension Agreement, and (d) the EPAs, in each case including any and all related or ancillary agreements, certificates or documents ((i) and (ii) collectively, the “Innoviva Released Claims”, and together with the Theravance Released Claims, the “Released Claims”); provided, however, that (i) claims (if any) related to the incorrect reporting, calculation, or payment of royalties payable by GSK to Innoviva under the Collaboration Agreement on Net Sales of Retained Products (as defined in that certain Limited Liability Company Agreement of TRC (as amended, the “TRC LLC Agreement”)) in calendar year 2021 (regardless of when such payments are recognized, due or paid, provided that such Net Sales occurred in calendar year 2021) shall be handled in accordance with the immediately following paragraph below (such claims described in clause (i) of this proviso are referred to herein as “2021 Claims”) and (ii) claims (if any) related to the incorrect reporting, calculation or payment of royalties payable by GSK to Innoviva under the Collaboration Agreement on Net Sales of Retained Products for the period on or after January 1, 2022 (regardless of when such payments are recognized, due or paid) shall not be deemed Innoviva Released Claims. Notwithstanding the foregoing and anything contrary set forth herein, nothing in this Agreement shall constitute a termination of the Collaboration Agreement, the Extension Agreement or the EPAs, in each case including any and all related or ancillary agreements, certificates or documents, nor a waiver, release, discharge or termination of any right to receive royalties payable by GSK (and related matters) following the Closing, and nothing herein shall limit or affect in any manner GSK’s ownership, intellectual property and control rights with respect to the Collaboration Products under the Collaboration Agreement.

During the period from the Closing until the date that is thirty (30) days following the Closing, Innoviva may elect to exercise its rights under Section 6.10 of the Collaboration Agreement to audit GSK with respect to 2021 Claims. If such election is made, GSK shall provide information and reasonably cooperate with Innoviva and its representatives in connection with such audit in each case in the manner set forth in the Collaboration Agreement and consistent with the prior audit practices under the Collaboration Agreement. Subject to GSK’s compliance in all material respects with the foregoing, Innoviva shall use commercially reasonable efforts to cause such audit to be completed within 120 days of the Closing; it being understood and agreed that such 120 day period shall be tolled for any period of time in which GSK fails to comply in any material respect with its cooperation and access obligations (such 120 day period, as may be extended in accordance with the foregoing, the “Audit Period”). At the conclusion of the Audit Period, Innoviva shall provide to GSK a written description (an “Audit Notice”) in reasonable detail of any Cause of Action it believes it has against GSK with respect to the 2021 Claims. To the extent that a Cause of Action is identified on such notice, such Cause of Action (those Causes of Action deriving from it) shall not be deemed an Innoviva Released Claim hereunder and Innoviva shall have all rights and remedies available to it under the Collaboration Agreement, applicable law or otherwise in respect thereof. If Innoviva does not exercise its audit right during the 30 day period identified above or does not deliver an Audit Notice within the time specified above, all 2021 Claims shall be deemed Released Claims and Innoviva may not exercise its right to audit GSK pursuant to Section 6.10 of the Collaboration Agreement or otherwise with respect to any period prior to January 1, 2022. Any Cause of Action not set forth on the Audit Notice shall be deemed a Released Claim. For the avoidance of doubt, nothing herein shall affect Innoviva’s rights to audit in accordance with Section 6.10 of the Collaboration Agreement 2022 or any year thereafter in respect of Retained Products.

“Unknown Claims” means claims which the Releasing Parties do not know or suspect to exist in their favor at the time of the release of the Released Parties, including any such claims which, if known by them might have affected their release of the Released Parties, or might have affected their decision(s) with respect to this Agreement. With respect to any and all Released Claims, the Releasing Parties stipulate and agree that they expressly waive, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally, and forever waive, compromise, settle, discharge, extinguish and release fully, finally, and forever, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories, or authorities. The Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is an essential element of this Agreement of which this release is a part.

3.	Termination Date. This Agreement shall automatically terminate and have no further force or effect without any action by any of the Parties if the Theravance EPA shall have been terminated and the Closing shall not have occurred.

4.	No Admission of Wrongdoing. Neither by offering to make, nor by making, this Agreement, do any of the Parties admit any failure of performance, wrongdoing, or violation of law. Neither this Agreement nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

5.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. References in this Agreement to other agreements or documents shall refer to such agreements or documents as they may be amended. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, by all of the Parties.

6.	Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary. The Parties hereby irrevocably and unconditionally consent to the sole and exclusive jurisdiction of, and waive any objection to the laying of venue in, the U.S. federal and state court in the State of Delaware (collectively, the “Chosen Courts”) for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in a Chosen Court.

7.	Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require any Party to violate any applicable laws, rules or regulations.

8.	Third-Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Released Parties are express third-party beneficiaries of the releases of such Released Parties and covenants not to sue such Released Parties contained in Section 2 of this Agreement and are entitled to enforce rights under such section to the same extent that such Released Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

9.	Assignment; Binding Effect. This Agreement may not be assigned by any Party without the prior written consent of the other Parties to this Agreement; provided, however, that any Party may assign this Agreement to a successor to all or substantially all of the assets of such Party whether by merger, sale of stock, sale of assets or other similar transaction. This Agreement shall be binding on and, subject to the foregoing sentence, inure to the benefit of the Parties and their respective permitted transferees, successors, permitted assigns and legal representatives.

10.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above by their duly authorized representatives for good and valuable consideration.

GLAXO GROUP LIMITED

By:	/s/ Marcus Dowding

Name:	Marcus Dowding

Title:	Authorised Signatory of Edinburgh Pharmaceutical Industries Limited, Director

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham

Name:	Rick E Winningham

Title:	Chief Executive Officer

INNOVIVA, INC.

By:	/s/ Pavel Raifeld

Name:	Pavel Raifeld

Title:	Chief Executive Officer

[Signature Page to Termination Agreement and Release]

Exhibit D

Theravance Biopharma Consent

Reference is hereby made to (i) that certain Equity Purchase and Funding Agreement, dated as of July 13, 2022, by and between Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”), and Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”) (the “EPA”), pursuant to which Theravance Biopharma, together with its affiliates, wish to transfer all of their respective equity interests in Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”), to the Purchaser (the “Sale”), and (ii) that certain Equity Purchase Agreement, dated as of the date hereof (the “Innoviva EPA”), by and among Innoviva TRC Holdings LLC, the Purchaser and Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation (“Innoviva”), pursuant to which Innoviva, together with its affiliates, wish to transfer all of their respective equity interests in TRC to the Purchaser (the closing of the transactions contemplated by the Innoviva EPA, the “Innoviva Closing”).

Effective upon the closing of the Sale (and irrespective of whether the Innoviva Closing occurs), Theravance Biopharma hereby consents to (a) the amendment to that certain Collaboration Agreement, dated as of November 14, 2002, as amended on April 11, 2006 and March 3, 2014, by and between Innoviva and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), in the form attached hereto as Annex A, and (b) the termination of that certain Strategic Alliance Agreement, dated as of March 30, 2004, as amended on September 13, 2004, February 11, 2005, February 8, 2006, February 27, 2006, February 27, 2009, June 22, 2009, July 16, 2010, October 3, 2011 and March 3, 2014, by and between Innoviva and GSK; provided, that, without limiting or derogating from the release of the Released Claims under the Termination Agreement and Release, dated as of the date hereof, by and between GSK and TRC, the foregoing termination shall not affect the rights and obligations thereunder that expressly survive termination pursuant to Section 14.8 thereof which rights and obligations shall continue in accordance with their terms. In the event of a conflict between the Termination Agreement and Release and Section 14.8 of the Strategic Alliance Agreement, the Termination Agreement and Release shall govern.

If the closing of the Sale shall not have occurred, this consent shall be void and of no further force or effect.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham

Name:	Rick E Winningham

Title:	Chief Executive Officer

Annex A

Collaboration Agreement Amendment

This Amendment to Collaboration Agreement (this “Amendment”) is entered into as of July 13, 2022 and effective as of the date of the Theravance Closing (as defined below) (such date, the “Third Amendment Effective Date”), by and among (i) Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation (“Innoviva”), (ii) Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), and (iii) Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”). This Amendment amends the Collaboration Agreement by and between Innoviva and GSK, dated as of November 14, 2002, as amended on April 11, 2006 (the “First Amendment”) and March 3, 2014 (the “Second Amendment”) (such agreement, as amended, the “Collaboration Agreement”). Innoviva, GSK and TRC are referred to in this Amendment individually as a “Party” and collectively as the “Parties”.

WHEREAS, on November 14, 2002, Innoviva and GSK entered into the Collaboration Agreement, which was subsequently amended on April 11, 2006;

WHEREAS, in 2014, Innoviva separated Theravance Biopharma, Inc. (“Theravance Biopharma”) into a separate and independent, publicly traded company from Innoviva (the “Separation”) through a pro rata dividend of Theravance Biopharma ordinary shares to Innoviva stockholders, and in connection with the Separation, Innoviva assigned to TRC (a) that certain Strategic Alliance Agreement, dated as of March 30, 2004, as amended on September 13, 2004, February 11, 2005, February 8, 2006, February 27, 2006, February 27, 2009, June 22, 2009, July 16, 2010, October 3, 2011 and March 3, 2014, by and between Innoviva and GSK (as amended, the “Strategic Alliance Agreement”), and (b) certain of its rights and obligations under the Collaboration Agreement;

WHEREAS, in connection with the Separation, (i) Innoviva, Theravance Biopharma and GSK entered into (A) that certain Master Agreement, dated as of March 3, 2014, by and among Innoviva, Theravance Biopharma and GSK (the “Master Agreement”) and (B) the Second Amendment, and (ii) pursuant to that certain Limited Liability Company Agreement of TRC (as amended, the “TRC LLC Agreement”), Theravance Biopharma and Innoviva became holders of all of the equity interests in TRC through which each of Theravance Biopharma and Innoviva indirectly hold an economic interest in certain programs and products under the Collaboration Agreement;

WHEREAS, (i) Theravance Biopharma, together with its affiliates, wishes to transfer all of its equity interests in TRC to Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”), pursuant to that certain Equity Purchase and Funding Agreement, dated as of the date hereof (including the schedules and exhibits thereto, the “Theravance EPA”), by and between Theravance Biopharma and the Purchaser, and (ii) Innoviva, together with its affiliates, wishes to transfer all of its equity interests in TRC to the Purchaser pursuant to that certain Equity Purchase Agreement, dated as of the date hereof, by and among Innoviva TRC Holdings LLC, the Purchaser and Innoviva (including the schedules and exhibits thereto, the “Innoviva EPA”); and

WHEREAS, effective upon the closing of the transactions contemplated by the Theravance EPA (the “Theravance Closing”) and irrespective of whether or not the closing of the transactions contemplated by the Innoviva EPA (the “Innoviva Closing”) occurs, the Parties wish to amend the Collaboration Agreement in accordance with the terms herein.

NOW THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

18.           Definitions. Capitalized terms used herein but not defined shall have the meaning given them in the Collaboration Agreement. In addition, the following definitions shall apply:

a.            “Assigned Collaboration Product” shall have the meaning ascribed to such term in the TRC LLC Agreement attached as Exhibit E to the Theravance EPA.

b.            “Retained Product” shall have the meaning ascribed to such term in the TRC LLC Agreement attached as Exhibit E to the Theravance EPA.

19.            Amendments. Effective upon the Theravance Closing and irrespective of whether or not the Innoviva Closing occurs, the Parties hereby amend the Collaboration Agreement in accordance with the terms herein.

a.            Definitions. Article 1 of the Collaboration Agreement shall be amended by the addition of the following definitions:

““Innoviva” means Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation.”

““TRC” means Theravance Respiratory Company, LLC, a Delaware limited liability company.”

b.            Section 2.2 of the Collaboration Agreement is hereby deleted and replaced with the following:

“2.2 Sublicensing and Subcontracting. GSK may sublicense or subcontract its rights to Develop, Manufacture or Commercialize the Collaboration Products in whole or in part to one or more of its Affiliates and/or to one or more Third Parties without the consent of Innoviva or TRC. GSK shall secure all appropriate covenants, obligations and rights from any such sublicensee or subcontractor granted by it under this Agreement, including, but not limited to, intellectual property rights and confidentiality obligations in any such agreement or other relationship, to ensure that such sublicensee can comply with all of GSK's covenants and obligations to Innoviva or TRC under this Agreement. ”

c.            Amendment of the Joint Steering Committee; Termination of Joint Project Committee; Marketing Plans.

i.	Section 3.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Joint Steering Committee. A Joint Steering Committee (“JSC”) comprising representatives of GSK and Innoviva shall meet once per Calendar Year before the end of February, either in person or by videoconference. GSK shall not be required to have more than one (1) representative attend each JSC meeting provided that such representative is reasonably knowledgeable and informed regarding the commercialization and intellectual property protection of the Retained Products. Innoviva may have up to three (3) representatives attend each JSC meeting. The JSC’s purpose and responsibility will be to review at such meeting the sales performance, and one-year sales forecasts for each Retained Product in each Major Market Country and in all other countries in the world as a group (and the material related assumptions used in developing such forecasts). Through its representative on the JSC, GSK will also provide an annual update on major developments (if any) in the patent protection for the Retained Products.”

For the avoidance of doubt, there will be no representation of TRC on the JSC and the JSC will not discuss matters pertaining to the Assigned Collaboration Products. All other references in the Collaboration Agreement to the Joint Steering Committee (other than in Section 1.4.8) shall hereafter be deemed deleted, such that the JSC shall have no rights, powers or obligations (other than those set out in Section 3.1) and GSK alone shall assume all such rights, powers, obligations and roles previously held by the Joint Steering Committee.

ii.	Section 3.2 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following “[Reserved.]”, and all other references in the Collaboration Agreement to the Joint Project Committee shall hereafter be deemed deleted, such that the Joint Project Committee shall have no rights, powers or obligations and GSK alone shall assume all such rights, powers, obligations and roles previously held by the Joint Project Committee.

iii.	Section 5.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following “[Reserved.]”, and all other references in the Collaboration Agreement to “Marketing Plan(s)” shall hereafter have no further force or effect and shall be deemed deleted and null and void for all purposes.

iv.	Section 7.1.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following “[Reserved.]”

v.	Section 13.1.3 of the Collaboration Agreement shall be amended by the deletion of the following sentence: “GSK shall regularly advise Theravance of the status of all pending applications, including with respect to any hearings or other proceedings before any Governmental Authority, and, at Theravance's request, shall provide Theravance with copies of documentation relating to such applications, including all correspondence to and from any Governmental Authority.”

d.            Amendments to Royalty Payments and Reports.

i.	The following sentence of Section 6.3.1 of the Collaboration Agreement shall be deleted. “As soon as practical following the end of each Calendar Month, but in no event later than the 10th business day of the following month, GSK will provide Theravance with an estimate of Net Sales for such Calendar Month.”

ii.	The payment terms in Section 6.3.3 of the Collaboration Agreement in relation to royalties on Assigned Collaboration Products shall be changed from within twenty (20) days after the end of each Calendar Quarter to within forty-five (45) days after the end of each Calendar Quarter. For the avoidance of doubt, the payment terms with respect to the Retained Products shall remain as set forth in the Collaboration Agreement.

iii.	Section 6.4.2 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“Net Sales Reports.

(a) Within forty-five (45) days after the end of each Calendar Quarter, GSK shall submit to TRC a written report setting forth Net Sales of Assigned Collaboration Products in the Territory on a Country-by-Country basis during such Calendar Quarter, total royalty payments due TRC, any payments made to any Third Party pursuant to Section 6.4.1(a), and information regarding any prior Calendar Quarter adjustments to the royalty payments due to TRC.

(b) Within twenty (20) days after the end of each Calendar Quarter, GSK shall submit to Innoviva a written report setting forth Net Sales of Retained Products in the Territory on a Country-by-Country and Retained Product-by-Retained Product basis during such Calendar Quarter, total royalty payments due to Innoviva, and any payments made to any Third Party pursuant to Section 6.4.1(a) and information regarding any adjustments to the royalty payments due to Innoviva in respect of prior Calendar Quarters (each of the reports in Sections 6.4.2(a) and 6.4.2(b) a “Net Sales Report”).

(c) In addition to the Net Sales Reports, GSK shall provide a sales report to Innoviva within eight (8) Business Days of the end of each Calendar Quarter, which shall contain estimated Net Sales in the Territory of each Retained Product reported in US dollars, on a worldwide (i.e., not Country-by-Country) basis. This report will also specify the estimated Net Sales in the United States and the estimated aggregated Net Sales in the Territory outside the United States during such Calendar Quarter.”

e.	Coordination of Earnings Releases. GSK agrees to provide Innoviva a draft of such portion of GSK’s earnings release that relates to the Retained Products at least twenty four (24) hours prior to issuance. If requested by Innoviva, GSK agrees to have one (1) quarterly phone call in the 24 hour period after providing Innoviva a copy of the relevant portions draft press release to discuss any reasonable questions posed by Innoviva with respect thereto.

f.	Trademark Matters.

i.	Section 2.3.1 of the Collaboration Agreement shall be deleted and replaced by the following:

“2.3.1 Trademarks. The Collaboration Products shall be Commercialized under trademarks (the "Trademarks") and trade dress selected by GSK. GSK shall have sole control over and exclusively own all Trademarks, and shall be responsible for the procurement, filing and maintenance of trademark registrations for such Trademarks and all costs and expenses related thereto. GSK shall also control and exclusively own all trade dress and copyrights associated with the Collaboration Products. Nothing herein shall create any ownership or decision rights of Innoviva or TRC in and to the Trademarks or the copyrights and trade dress associated with the Collaboration Products”

ii.	Sections 7.1.2 and 7.2 of the Collaboration Agreement shall no longer apply in respect of Assigned Collaboration Products. During the period from the Innoviva Closing until the date that is two (2) years thereafter, GSK may sell Assigned Collaboration Products using promotional materials, labelling, package inserts or outserts and packaging bearing Trademarks or trade dress of Innoviva. TRC shall reimburse GSK for GSK’s reasonable, documented, expenses of designing, having approved and implementing new promotional materials, labelling package inserts or outserts and packaging for Assigned Collaboration Product without Innoviva Trademarks following the Innoviva Closing, including the cost of write-offs up to a maximum of $200,000.

g.	Subsequent Royalty.

i.	Section 14.9 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following “[Reserved.]”.

ii.	Section 6 of the Second Amendment to the Collaboration Agreement is hereby deleted in its entirety and replaced with the following “[Reserved.]”

h.	For the avoidance of doubt, Assigned Collaboration Products and Retained Products shall continue to be excluded from the definition of “Competing Product” under the Collaboration Agreement.

i.	For the avoidance of doubt, nothing in this Amendment shall change GSK’s obligations under the Collaboration Agreement to pay Innoviva royalties on Net Sales of Retained Products. Other than the change in payment terms set out in Section 2 (d) (ii) above, nothing in this Amendment shall change GSK’s obligations under the Collaboration Agreement requiring GSK to pay TRC royalties on Net Sales of Assigned Collaboration Products.

20.            Termination Date. This Amendment shall automatically terminate and have no further force or effect without any action by any of the Parties if the Theravance EPA shall have been terminated and the Theravance Closing shall not have occurred and on such termination of this Amendment all amendments herein will be deemed null and void and of no force or effect.

21.            Entire Agreement. This Amendment, together with the Collaboration Agreement, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. References in this Amendment to other agreements or documents shall refer to such agreements or documents as they may be amended.

22.            Alternative Dispute Resolution. The Parties agree that any legal proceeding to enforce or interpret any provision of this Amendment shall be conducted in accordance with Section 16.16 of the Collaboration Agreement, as amended hereby.

23.            Governing Law. Except as provided otherwise herein, this Amendment shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary.

24.            Severability. In the event of the invalidity of any provisions of this Amendment or if this Amendment contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Amendment. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions. In the event that the terms and conditions of this Amendment are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Amendment in order to resolve any inequities. Nothing in this Amendment shall be interpreted so as to require any Party to violate any applicable laws, rules or regulations.

25.            No Other Amendments. The First Amendment, the Second Amendment and this Amendment shall be deemed to be part of and incorporated into the Collaboration Agreement. Except as expressly set forth in the First Amendment, the Second Amendment, this Amendment, all of the terms and conditions of the Collaboration Agreement shall remain unchanged, are ratified and confirmed in all respects, and remain in full force and effect.

26.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Third Amendment Effective Date by duly their authorized representatives for good and valuable consideration.

INNOVIVA, INC.

By:

Name:

Title:

GLAXO GROUP LIMITED

By:

Name:

Title:

THERAVANCE RESPIRATORY COMPANY, LLC

By:

Name:

Title:

Exhibit E

Accession Agreement

This ACCESSION AGREEMENT, dated as of [•], 2022 (this “Agreement”), is entered into by Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”), in favor of Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), and Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”).

WHEREAS, each of Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation (“Innoviva”), and Theravance Biopharma, together with their respective affiliates, transferred all of their respective equity interests in TRC to Royalty Pharma Investments 2019 ICAV (the “Purchaser”) pursuant to that certain Equity Purchase Agreement, dated as of the date hereof (the “Innoviva EPA”), by and among Innoviva TRC Holdings LLC, the Purchaser and Innoviva, and that certain Equity Purchase and Funding Agreement, dated as of the date hereof (the “Theravance EPA” and together with the Innoviva EPA, the “EPAs”), by and between Theravance Biopharma and the Purchaser (collectively, the “Sale”, and the closing of such sale, the “Closing”);

WHEREAS, in connection with the transactions contemplated by the EPAs, GSK and Theravance Biopharma entered into that certain Master Consent, dated as of July 13, 2022 (the “Master Consent”); and

WHEREAS, TRC (which, as of the Closing, is wholly owned by the Purchaser) wishes to accede to and become a party to the Master Consent on the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

1.	TRC hereby accedes to and unconditionally acknowledges, agrees and confirms that it shall be bound by, and hereby ratifies, confirms and consents to all covenants, agreements, consents, conditions, acknowledgments, representations, warranties and other terms and provisions, in each case, to the extent attributable to TRC in the Master Consent, including the covenants set forth on Exhibit F thereto, and all such terms and provisions shall continue in full force and effect against TRC, and TRC hereby agrees to perform all obligations required of it as if it were originally a party thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of date first above written by its duly authorized representative for good and valuable consideration.

THERAVANCE RESPIRATORY COMPANY, LLC

By:
Name:
Title:

Acknowledged and agreed by:

GLAXO GROUP LIMITED

By:
Name:
Title:

THERAVANCE BIOPHARMA, INC.

By:
Name:
Title:

Royalty Pharma Investments 2019 ICAV

By:
Name:
Title:

Exhibit F

Purchaser Pre-Agreed Covenants

Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”), agrees as follows:

1.	The Purchaser shall comply with that certain Equity Purchase and Funding Agreement, dated as of July 13, 2022, by and between the Purchaser and Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”) (including the schedules and exhibits thereto, the “EPA”);

2.	The Purchaser shall, and shall cause Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”) (including its successors and assigns), to, comply with each of its obligations under that certain Collaboration Agreement, dated as of November 14, 2002, as amended on April 11, 2006 and March 3, 2014, by and between Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation, and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”) (the “Collaboration Agreement”), in all material respects;

3.	The Purchaser shall not, and shall cause TRC (including its successors and assigns) not to, take any action or fail to take any action that breaches or would reasonably be expected to result in a breach of TRC’s obligations under the Collaboration Agreement in a manner that gives or would reasonably be expected to give GSK the right to terminate the Collaboration Agreement in whole or in part with respect to the Assigned Collaboration Products (as defined in that certain Limited Liability Company Agreement of TRC attached as Exhibit E to the EPA);

4.	The Purchaser shall, and shall cause TRC (including its successors and assigns) to, enforce the Collaboration Agreement to the extent that the failure to do so has or would reasonably be expected to have an adverse effect in any material respect on the amount, duration, timing or manner of payment of the Outer Years Royalty (as defined in the EPA), or the rights of Theravance Biopharma to monetize the Outer Years Royalty or the rights or obligations relating thereto under the Collaboration Agreement (the “Related Rights”); provided, however, that prior to the Outer Years Commencement Date (as defined in the EPA), the Purchaser’s or TRC’s good faith determination that GSK is complying with its obligations under the Collaboration Agreement, including with respect to the Outer Years Royalty (which determination, if made in good faith, is not otherwise subject to challenge under this clause 4 if the Purchaser or TRC, in making such determination, acted on an informed basis in a manner that is reasonable for a Person (as defined in the EPA) who is the sole owner of the entire TRC Royalty (as defined in the EPA), including the Outer Years Royalty), shall be deemed to be full compliance with this clause 4;

5.	The Purchaser shall not, and shall cause TRC (including its successors and assigns) not to, amend, modify, supplement, cancel, terminate or grant any consent or written waiver under the Collaboration Agreement (or take any other action having the effect of the foregoing, or agree (whether explicitly or implicitly) to do any of the foregoing), in each case, to the extent that such action or agreement has or would reasonably be expected to have an adverse effect in any material respect on the amount, duration, timing or manner of payment of the Outer Years Royalty, or the rights of Theravance Biopharma to monetize the Outer Years Royalty or the Related Rights;

6.	The Purchaser shall not, and shall cause TRC (including its successors and assigns) not to, take any action (or knowingly fail to take any action) to adversely impact, delay, forgive, release or compromise any of the royalty or other payment obligations under the Collaboration Agreement, in each case, to the extent that such action (or knowingly failure to take action) has or would reasonably be expected to have an adverse effect in any material respect on the amount, duration, timing or manner of payment of the Outer Years Royalty, or the rights of Theravance Biopharma to monetize the Outer Years Royalty; and

7.	The Purchaser shall not, and shall cause TRC (including its successors and assigns) not to, transfer its interests with respect to the Assigned Collaboration Products and the TRC Royalty to any Person unless such Person agrees in writing to be bound by the EPA.

Exhibit G

Theravance Biopharma Pre-Agreed Covenants

Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”), agrees as follows:

1.	Theravance Biopharma shall comply with that certain Equity Purchase and Funding Agreement, dated as of July 13, 2022, by and between Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Purchaser”), and Theravance Biopharma (including the schedules and exhibits thereto, the “EPA”);

2.	Theravance Biopharma shall, and shall direct Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC”) (including its successors and assigns), pursuant to the EPA to, comply with each of its obligations under that certain Collaboration Agreement, dated as of November 14, 2002, as amended on April 11, 2006 and March 3, 2014, by and between Innoviva, Inc. (f/k/a Theravance, Inc.), a Delaware corporation, and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”) (the “Collaboration Agreement”), in all material respects;

3.	Theravance Biopharma shall not, and shall direct TRC (including its successors and assigns) pursuant to the EPA not to, take any action or fail to take any action that breaches or would reasonably be expected to result in a breach of TRC’s obligations under the Collaboration Agreement in a manner that gives or would reasonably be expected to give GSK the right to terminate the Collaboration Agreement in whole or in part with respect to the Assigned Collaboration Products (as defined in that certain Limited Liability Company Agreement of TRC attached as Exhibit E to the EPA);

4.	Theravance Biopharma shall, and shall direct TRC (including its successors and assigns) pursuant to the EPA to, enforce the Collaboration Agreement to the extent that the failure to do so has or would reasonably be expected to have an adverse effect in any material respect on the amount, duration, timing or manner of payment of the Outer Years Royalty (as defined in the EPA), or the rights of Theravance Biopharma to monetize the Outer Years Royalty or the rights or obligations relating thereto under the Collaboration Agreement (the “Related Rights”); provided, however, that prior to the Outer Years Commencement Date (as defined in the EPA), the Purchaser’s or TRC’s good faith determination that GSK is complying with its obligations under the Collaboration Agreement, including with respect to the Outer Years Royalty (which determination, if made in good faith, is not otherwise subject to challenge under this clause 4 if the Purchaser or TRC, in making such determination, acted on an informed basis in a manner that is reasonable for a Person (as defined in the EPA) who is the sole owner of the entire TRC Royalty (as defined in the EPA), including the Outer Years Royalty), shall be deemed to be full compliance with this clause 4;

5.	Theravance Biopharma shall not, and shall direct TRC (including its successors and assigns) pursuant to the EPA not to, amend, modify, supplement, cancel, terminate or grant any consent or written waiver under the Collaboration Agreement (or take any other action having the effect of the foregoing, or agree (whether explicitly or implicitly) to do any of the foregoing), in each case, to the extent that such action or agreement has or would reasonably be expected to have an adverse effect in any material respect on the amount, duration, timing or manner of payment of the Outer Years Royalty, or the rights of Theravance Biopharma to monetize the Outer Years Royalty or the Related Rights;

6.	Theravance Biopharma shall not, and shall cause TRC (including its successors and assigns) not to, take any action (or knowingly fail to take any action) to adversely impact, delay, forgive, release or compromise any of the royalty or other payment obligations under the Collaboration Agreement, in each case, to the extent that such action (or knowingly failure to take action) has or would reasonably be expected to have an adverse effect in any material respect on the amount, duration, timing or manner of payment of the Outer Years Royalty, or the rights of Theravance Biopharma to monetize the Outer Years Royalty; and

7.	Theravance Biopharma shall not, and shall cause TRC (including its successors and assigns) not to, transfer its interests with respect to the Assigned Collaboration Products and the TRC Royalty to any Person unless such Person agrees in writing to be bound by the EPA.